Exhibit 99.1

Abri SPAC I, Inc. Announces Termination of Merger Agreement with Apifiny Group Inc.

NEW YORK, N.Y. – July 25, 2022 (BUSINESS WIRE) – Abri SPAC I, Inc. (NASDAQ: ASPA) (the “Company” or “Abri”), a special purpose acquisition company, announced today that it has terminated its previously announced agreement and plan of merger (the “Merger Agreement”) with Apifiny Group Inc. (“Apifiny”), by mutual agreement of all relevant parties. As a result, Abri will seek an alternative business combination.

About Abri SPAC I, Inc.

Abri is a blank check company formed for the purpose of effecting a business combination with one or more businesses. Although there was no restriction or limitation on what industry or geographic region its targets operated in, Abri pursued prospective targets that provide technological innovation in a range of traditionally managed industries with particular emphasis on the financial services industry. For more information, visit https://abri-spac.com/

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Jeffrey Tirman

Chief Executive Officer

Abri SPAC I, Inc.

Tel: +1 (424) 732-1021